UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 2, 2007
(Date of earliest event reported)
ORIGEN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 000-50721	20-0145649
(State of incorporation)		(IRS Employer I.D. No.)
27777 Franklin Road
Suite 1700
Southfield, Michigan 48034
(Address of principal executive offices)
(248) 746-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On April 2, 2007, the board of directors of Origen Financial, Inc. appointed Robert S. Sher as a director for a term of office expiring at the annual meeting of Origen’s stockholders to be held in June 2007. Mr. Sher’s appointment fills the vacancy on the board created when James A. Williams passed away in January 2007. Mr. Sher was also appointed the Chairman of the Audit Committee of Origen’s board of directors and to serve on the Compensation Committee and Nominating and Governance Committee of the board.
     Mr. Sher, a certified public accountant, is the President and principal of Robert S. Sher & Associates, a real estate and business consulting firm. Since 2004, Mr. Sher has served on the boards of directors and the audit committees of the general partners of Uniprop Manufactured Housing Communities Income Fund and Uniprop Manufactured Housing Communities Income Fund II, each of which is a publicly-traded limited partnership that owns and operates manufactured housing communities. From 1970 to 2004, Mr. Sher served as the Chief Financial Officer of Schostak Brothers & Co., Inc., a full-service real estate company located in southeast Michigan providing management, development, leasing, office, industrial and marketing services. During his tenure with Schostak Brothers, Mr. Sher also served as Vice Chairman of the Board and Executive Vice President. Prior to Schostak Brothers, Mr. Sher practiced public accountancy with an accounting firm for six years and was a partner when he left the firm. He served as a member of the AICPA Life Insurance Trust from 1999 to 2002 and as its Chairman from 2002 to 2005. He is currently the Treasurer of the AICPA Foundation. Mr. Sher is also a member of the Michigan State Board of Accountancy, which is responsible for the certification and licensure of certified public accountants in Michigan. He also serves on the boards, the finance committees and the audit committees of various charitable and community organizations.
     Mr. Sher will be entitled to receive the annual director fees and equity compensation for non-employee directors and committee members.
     There are no arrangements or understandings between Mr. Sher and any other person pursuant to which Mr. Sher was selected as a director. Mr. Sher is not a party to, nor does he have a direct or indirect material interest in, any transactions or arrangements with Origen, other than with respect to his membership on the board.
Item 8.01 Other Events.
     On April 2, 2007, Origen’s board of directors increased the annual fees payable to the Chairman of the Board of Origen’s board of directors and the Chairman of Origen’s Audit Committee. The Chairman of the Board’s annual director’s fee was raised from $25,000 (which is the fee payable to all non-employee directors) to $45,000 and the Chairman of the Audit Committee’s annual committee fee was raised from $15,000 to $20,000. The board did not change any other compensation payable to non-employee directors and committee members.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 3, 2007	Origen Financial, Inc.

	By	/s/ W. Anderson Geater, Jr.

W. Anderson Geater, Jr.
Chief Financial Officer

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